As filed with the Securities and Exchange Commission on January 10, 2003

===============================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------


                                ACOLA CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
        (State or other jurisdiction of incorporation or organization)

                                   11-3177042
                      (IRS Employer Identification Number)

                        39 Neck Road, Madison, CT 06443
			(Address of principal executive offices)

                                    James N. Baxter
                        (Name and address of agent for service)

                                 (203) 318-8330
               (Telephone number, including area code of agent for service)

                               Acola Corp.
            Directors and Employees Stock Award Plan
                            (Full title of the Plan)
          -------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- -------------
---------
                                                    Proposed maximum  Proposed maximum
 Title of securities Amount to be  offering price per     aggregate              Amount of
 to be registered     Registered(1)       share (2)         offering price (2)      registration fee
Common Stock,
$.0001 par value    5,194,950                 $.015                 $77,924.25                $7.17
------------------------- ---------------------- ----------------------- ---------------------- -----------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers indeterminate amount of shares to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported over-the-counter by the Electronic Bulletin Board on January 6, 2003.


                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the Directors and Employees Stock Option and Stock Award Plan (the "Plan") as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) an (b) below have been filed by the Registrant, Acola Corp. (the "Company"), with the Securities and
Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-KSB for the fiscal year ended June 30, 2002 and filed with the Commission on September 30, 2002, Form 10-QSB for the three months ended September 30, 2002 and filed with the Commission on November 14, 2002, and Forms 8-K filed with the Commission on October 31 and December 17 and January 2, 2003. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.
                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         James N. Baxter, Esq, whose opinion as to the validity of the shares registered hereby is filed as an Exhibit hereto, is President, Chief Financial Officer and a Director of the Company and the beneficial owner of 7,701,318 shares (22.1%) of Class A Common Stock and 540,000 shares (27%) of the Class
B Common Stock of the Company and is President of Global Investment Alliance Inc., which owns 28,523,400 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock of the Company.

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         The General Corporation Law of Delaware provides that:

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  A Directors and Employees Stock Award Plan.

                  5 Opinion of James N. Baxter, Esq. as to the
                                    validity of the shares being registered.

                  23 Consent of Harper & Pearson Company, PC, Certified
                                    Public Accountants

                  24.1 Consent of James N. Baxter, Esq. (included
                                    in Exhibit 5)

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c ) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison, CT, on the 10th day of January, 2003.

ACOLA CORP.



By: /s/James N. Baxter
-----------------------------------------
      James N. Baxter, Chief Executive Officer
      and Chief Financial Officer

 /s/Donald E. Baxter, MD
--------------------------------
Donald E. Baxter, MD, Director

/s/James N. Baxter
----------------------------------
James N. Baxter, Director

/s/Jerry W. Baxter
----------------------------------
Jerry W. Baxter, Director

/s/Richard A. Evans, MD
--------------------------------
Richard A. Evans, MD, Director



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